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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-95828, No. 333-03843 and No. 333-19581) and on
Form S-8 (No. 33-98262 and No. 33-98264) of UroMed Corporation of our report dated March 27, 2001 relating to the financial statements of SSGI Prowess Systems, Inc., which appears in this Current Report on Form 8-K/A of UroMed Corporation dated March 26, 2001.

PricewaterhouseCoopers LLP

Boston, Massachusetts
May 25, 2001